Exhibit 99.2

ORASURE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 15, 2019, OraSure Technologies, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) between the Company and CryoConcepts, LP (“CryoConcepts”), pursuant to which the Company has agreed to sell certain assets associated with the Company’s cryosurgical systems business (the “Business”), including the Company’s professional Histofreezer product line and several private label cryosurgical products sold in the consumer market, along with related patents and trademarks, customer contracts and goodwill associated with the Business, for an aggregate purchase price of $12.0 million in cash (the “Sale”).

The Company will recognize a gain as a result of the Sale, which is currently estimated at approximately $10.5 million before income taxes. The estimated gain represents the excess of: (i) the proceeds of the Sale over (ii) the estimated carrying value of the assets of the Company sold to CryoConcepts at August 15, 2019 and estimated transaction costs.

The unaudited pro forma consolidated financial information of the Company presented below was derived from the Company’s historical consolidated financial statements and is presented to give effect to the Sale. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 assumes the Sale occurred on that date. The unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2019 assumes the Sale occurred on January 1, 2019 and the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2018 assumes the Sale occurred on January 1, 2018.

The unaudited pro forma consolidated financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Sale been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operations or financial condition. The historical financial statements have been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the Sale; and (ii) factually supportable. The pro forma adjustments are based upon information available to management and assumptions that management believes are reasonable and appropriate under the circumstances; actual amounts may differ from these estimated amounts. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with the related notes.

The unaudited pro forma consolidated financial information should also be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the Company’s 2018 Annual Report filed on Form 10-K and its Quarterly Report for the quarterly period ended June 30, 2019, filed on Form 10-Q.

ORASURE TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2019

(in thousands, except per share amounts)

	As Reported	Cyrosurgical Systems Business Disposition		Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$72,567	$—		$12,000	(1)	$84,567
Short-term investments	74,446	—		—		74,446
Accounts receivable, net of allowance for doubtful accounts of $571	29,390	—		—		29,390
Inventories	25,670	(1,320)	(2)	—		24,350
Prepaid expenses and other current assets	7,185	—		—		7,185
Total current assets	209,258	(1,320)		12,000		219,938
Noncurrent Assets:
Property, plant and equipment, net	27,793	—	(2)	—		27,793
Intangible assets, net	12,472	—		—		12,472
Goodwill	29,280	—		—		29,280
Long-term investments	39,555	—		—		39,555
Other noncurrent assets	9,107	—		—		9,107
Total noncurrent assets	118,207	—		—		118,207
TOTAL ASSETS	$327,465	$(1,320)		$12,000		$338,145
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,956	$—		$250	(3)	$11,206
Deferred revenue	3,914	—		—		3,914
Accrued expenses and other current liabilities	9,832	(52)	(4)	—		9,780
Acquisition-related contingent consideration obligation	5,249	—		—		5,249
Total current liabilities	29,951	(52)		250		30,149
Noncurrent Liabilities:
Acquisition-related contingent consideration obligation	649	—		—		649
Other noncurrent liabilities	7,734	—		—		7,734
Deferred income taxes	910	—		—		910
Total noncurrent liabilities	9,293	—		—		9,293
TOTAL LIABILITIES	39,244	(52)		250		39,442
STOCKHOLDERS' EQUITY
Preferred stock, par value $.000001, 25,000 shares authorized, none issued	—	—		—		—
Common stock, par value $.000001, 120,000 shares authorized, 61,725 shares issued and outstanding	—	—		—		—
Additional paid-in capital	399,585	—		—		399,585
Accumulated other comprehensive loss	(13,315)	—		—		(13,315)
Accumulated deficit	(98,049)	(1,268)	(5)	11,750	(5)	(87,567)
Total stockholders' equity	288,221	(1,268)		11,750		298,703
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$327,465	$(1,320)		$12,000		$338,145

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ORASURE TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in thousands, except per share amounts)

	As Reported	Cyrosurgical Systems Business Disposition		Pro Forma
NET REVENUES:
Products and services	$65,599	$(6,093)	(6)	$59,506
Other	3,349	—		3,349
	68,948	(6,093)		62,855
COST OF PRODUCTS SOLD	25,850	(2,057)	(7)	23,793
Gross profit	43,098	(4,036)		39,062
OPERATING EXPENSES:
Research and development	8,906	(47)	(8)	8,859
Sales and marketing	14,982	(862)	(9)	14,120
General and administrative	16,192	—		16,192
Change in the estimated fair value of acquisition-related contingent consideration	1,544	—		1,544
	41,624	(909)		40,715
Operating income (loss)	1,474	(3,127)		(1,653)
OTHER INCOME	1,048	—		1,048
Income (loss) before income taxes	2,522	(3,127)		(605)
INCOME TAX EXPENSE	1,382	(52)	(10)	1,330
NET INCOME (LOSS)	$1,140	$(3,075)		$(1,935)
EARNINGS (LOSS) PER SHARE:
BASIC	$0.02			$(0.03)
DILUTED	$0.02			$(0.03)
SHARES USED IN COMPUTING EARNINGS PER SHARE:
BASIC	61,621			61,621
DILUTED	62,191			62,191

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ORASURE TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share amounts)

	As Reported	Cyrosurgical Systems Business Disposition		Pro Forma
NET REVENUES:
Products and services	$165,428	$(10,767)	(6)	$154,661
Other	16,315	—		16,315
	181,743	(10,767)		170,976
COST OF PRODUCTS SOLD	68,130	(3,428)	(7)	64,702
Gross profit	113,613	(7,339)		106,274
OPERATING EXPENSES:
Research and development	16,250	—	(8)	16,250
Sales and marketing	30,609	(1,547)	(9)	29,062
General and administrative	38,325	—		38,325
	85,184	(1,547)		83,637
Operating income	28,429	(5,792)		22,637
OTHER INCOME	3,287	—		3,287
Income before income taxes	31,716	(5,792)		25,924
INCOME TAX EXPENSE	11,320	(11)	(10)	11,309
NET INCOME	$20,396	$(5,781)		$14,615
EARNINGS PER SHARE:
BASIC	$0.33			$0.24
DILUTED	$0.33			$0.23
SHARES USED IN COMPUTING EARNINGS PER SHARE:
BASIC	61,112			61,112
DILUTED	62,532			62,532

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ORASURE TECHNOLOGIES, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)	Reflects the cash consideration received by the Company pursuant to the Agreement.
(2)	Reflects the removal of inventory and fully-depreciated fixed assets sold with the Business.
(3)	Represents the accrual for estimated transaction fees.
(4)	Represents the reduction in the tax accrual associated with the removal of the operating results of the Business.
(5)

Reflects the estimated net gain on the sale of the Business and the conveyed assets.  This estimated gain has not been reflected in the pro forma consolidated statement of income as it is considered to be nonrecurring in nature.

(6)	Adjustment to remove revenues associated with the Business.
(7)	Adjustment to remove the cost of manufacturing the Cryosurgical Systems products.
(8)	Adjustment to remove regulatory costs.
(9)	Adjustment to remove direct sales and marketing costs associated with the Business including the costs associated with two employees transferred to CryoConcepts, LP.
(10)	Adjustment to reflect the income tax impact as a result of the removal of the operating results of the Business.